Exhibit 99.1
Nov. 30, 2011

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal Senior Vice President Investor Relations (336) 733-3058 tgjesdal@bbandt.com	Cynthia Williams Executive Vice President Corporate Communications (336) 733-1478 cynthia.williams@bbandt.com

BB&T Corporation CEO to speak Dec. 6 at Goldman Sachs U.S. Financial Services Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chairman and Chief Executive Officer Kelly King will present at the 2011 Goldman Sachs U.S. Financial Services Conference in New York City at 10 a.m. ET Dec. 6

A live webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T
BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $168 billion in assets and market capitalization of $14.9 billion, as of Sept. 30, 2011. Based in Winston-Salem, N.C., the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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